EXHIBIT 99.1

FOR:	EMCOR GROUP, INC.
News Release
CONTACT:	R. Kevin Matz Executive Vice President Shared Services (203) 849-7938

FTI Consulting, Inc. Investors: Jamie Baird (212) 850-5659

EMCOR GROUP, INC. REPORTS FIRST QUARTER 2019 RESULTS

- Record First Quarter Revenues of $2.16 billion, 13.6% Increase Year-over-Year -
- Record First Quarter Diluted EPS from Cont. Operations of $1.28, 36.2% Increase Year-over-Year -
- Total Remaining Performance Obligations of $4.16 billion, 15.3% Increase Year-over-Year -
- Increases 2019 Revenue Guidance Range to $8.5-$8.6 billion from $8.3-$8.4 billion -
- Increases 2019 Diluted EPS Guidance Range to $5.00-$5.50 from $4.70-$5.40 -

NORWALK, CONNECTICUT, April 30, 2019 - EMCOR Group, Inc. (NYSE: EME) today reported results for the first quarter ended March 31, 2019.

For the first quarter of 2019, net income from continuing operations attributable to EMCOR was $72.4 million, or $1.28 per diluted share, compared to $55.7 million, or $0.94 per diluted share, for the first quarter of 2018. Revenues for the first quarter of 2019 totaled $2.16 billion, an increase of 13.6%, compared to $1.90 billion for the first quarter of 2018.

Operating income for the first quarter of 2019 was $102.3 million, or 4.7% of revenues. This compares to $78.0 million, or 4.1% of revenues, for the first quarter of 2018.

Selling, general and administrative expenses for the first quarter of 2019 totaled $206.2 million, or 9.6% of revenues, compared to $191.0 million, or 10.1% of revenues, for the first quarter of 2018.

The Company's income tax rate for the first quarter of 2019 was 27.5%, compared to an income tax rate of 27.0% in the year ago period.

Remaining performance obligations as of March 31, 2019 were $4.16 billion compared to $3.60 billion at March 31, 2018. Total U.S. remaining performance obligations grew $560.6 million year-over-year.

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EMCOR Reports First Quarter Results	Page 2

Tony Guzzi, Chairman, President and Chief Executive Officer of EMCOR, commented, “The Company reported record first quarter revenues, operating income, operating margin, net income attributable to EMCOR and diluted earnings per share from continuing operations, building upon our strong momentum in 2018. We delivered a 13.6% year-over-year increase in revenues, 11.0% of which was organic, driven by strength in each of our segments, including double-digit growth in our U.S. Electrical Construction, U.S. Building Services and U.S. Industrial Services segments. Consistent execution across our business drove operating income growth of 31.2% year-over-year and 60 basis points of operating margin expansion. Additionally, remaining performance obligations increased 15.3% year-over-year and 4.9% sequentially, underscoring the value proposition of our services portfolio and the strength we are seeing in the geographies and end markets in which we operate.”

Mr. Guzzi added, “Our U.S. Electrical Construction and U.S. Mechanical Construction segments continued to perform exceptionally, posting revenue increases of 16.1% and 9.9% year-over-year, respectively. Our U.S. Electrical Construction segment reported a strong 12.1% organic revenue growth rate, while the segment’s overall growth was further supported by the contribution from a recent acquisition. Strong project execution drove solid operating performance, with our U.S. Construction segments posting a combined 11.2% year-over-year increase in operating income and a very healthy combined operating margin of 6.6%. Despite mild winter conditions, our U.S. Building Services segment recorded double-digit revenue and operating income growth for the first quarter of 2019, driven by broad based strength across their mobile mechanical services and commercial site-based services businesses. Our U.S. Industrial Services segment also had solid performance in the quarter, driven by much improved spring turnaround activity compared to the year ago period, resulting in revenue growth of 29.8% year-over-year and 200 basis points of operating margin expansion. Despite significant foreign exchange headwinds, our U.K. Building Services segment continued to perform well, driven by new customer wins and strong demand for small- to mid-sized project activity.”

Based on year-to-date performance, favorable project mix and assuming the continuation of current market conditions, EMCOR is raising its full-year 2019 revenue guidance range to $8.5-$8.6 billion, an increase from the prior guidance range of $8.3-$8.4 billion. The Company now also expects full-year 2019 diluted earnings per share from continuing operations to be in the range of $5.00-$5.50, an increase from the prior guidance range of $4.70-$5.40.

Mr. Guzzi concluded, “We are very pleased with our first quarter results and believe our growing and diverse project pipeline positions us well for the remainder of 2019. Our updated guidance reflects our strong first quarter results, as well as our expectation for sustained growth in the non-residential construction market moving forward. Looking ahead and consistent with our strategy, we will continue to leverage our flexible balance sheet to invest in our business and return capital to shareholders through share buybacks and dividends.”

EMCOR Group, Inc. is a Fortune 500 leader in mechanical and electrical construction services, industrial and energy infrastructure and building services. This press release and other press releases may be viewed at the Company’s website at www.emcorgroup.com.

EMCOR Group's first quarter conference call will be available live via internet broadcast today, Tuesday, April 30, at 10:30 AM Eastern Daylight Time. The live call may be accessed through the Company's website at www.emcorgroup.com.

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EMCOR Reports First Quarter Results	Page 3

Forward Looking Statements:

This release contains certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995. Any such comments speak only as of this date and EMCOR assumes no obligation to update any such forward-looking statements. These forward-looking statements may include statements regarding anticipated future operating and financial performance, the nature and impact of our remaining performance obligations, our ability to pursue acquisitions, our ability to return capital to shareholders, market opportunities, market growth and customer trends. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Accordingly, these statements are no guarantee of future performance. Such risks and uncertainties include, but are not limited to, adverse effects of general economic conditions, changes in the political environment, changes in the specific markets for EMCOR’s services, adverse business conditions, availability of adequate levels of surety bonding, increased competition, unfavorable labor productivity and mix of business. Certain of the risk factors associated with EMCOR’s business are also discussed in Part I, Item 1A “Risk Factors,” of the Company’s 2018 Form 10-K and in other reports filed from time to time with the Securities and Exchange Commission and available at www.sec.gov and www.emcorgroup.com. Such risk factors should be taken into account in evaluating any forward-looking statements.

Non-GAAP Measures:

This release may include certain financial measures that were not prepared in accordance with U.S. generally accepted accounting principles (GAAP). The Company uses these non-GAAP measures as key performance indicators for the purpose of evaluating performance internally. We also believe that these non-GAAP measures provide investors with useful information with respect to our historical operations. Any non-GAAP financial measures presented are not, and should not be viewed as, substitutes for financial measures required by GAAP, have no standardized meaning prescribed by GAAP and may not be comparable to the calculation of similar measures of other companies.

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EMCOR GROUP, INC.
FINANCIAL HIGHLIGHTS
(In thousands, except share and per share information)
(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended March 31,
	2019	2018
Revenues	$2,158,728	$1,900,388
Cost of sales	1,849,974	1,631,269
Gross profit	308,754	269,119
Selling, general and administrative expenses	206,169	191,025
Restructuring expenses	275	90
Operating income	102,310	78,004
Net periodic pension (cost) income	406	737
Interest expense, net	(2,823)	(2,452)
Income from continuing operations before income taxes	99,893	76,289
Income tax provision	27,483	20,633
Income from continuing operations	72,410	55,656
Loss from discontinued operation, net of income taxes	—	(282)
Net income including noncontrolling interests	72,410	55,374
Less: Net income attributable to noncontrolling interests	—	—
Net income attributable to EMCOR Group, Inc.	$72,410	$55,374

Basic earnings (loss) per common share:
From continuing operations	$1.29	$0.95
From discontinued operation	$—	$(0.00)

Diluted earnings (loss) per common share:
From continuing operations	$1.28	$0.94
From discontinued operation	$—	$(0.00)

Weighted average shares of common stock outstanding:
Basic	56,168,356	58,739,115
Diluted	56,424,222	59,064,164

Dividends declared per common share	$0.08	$0.08

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2019 (Unaudited)	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$252,031	$363,907
Accounts receivable, net	1,797,479	1,773,620
Contract assets	178,366	158,243
Inventories	39,443	42,321
Prepaid expenses and other	46,542	48,116
Total current assets	2,313,861	2,386,207
Investments, notes and other long-term receivables	3,638	2,899
Property, plant & equipment, net	145,056	134,351
Operating lease right-of-use assets	228,131	—
Goodwill	1,004,710	990,887
Identifiable intangible assets, net	491,175	488,286
Other assets	91,753	86,177
Total assets	$4,278,324	$4,088,807
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt and finance lease liabilities	$18,532	$16,013
Accounts payable	577,883	652,091
Contract liabilities	536,363	552,290
Accrued payroll and benefits	293,409	343,069
Other accrued expenses and liabilities	198,220	170,935
Operating lease liabilities, current	48,776	—
Total current liabilities	1,673,183	1,734,398
Borrowings under revolving credit facility	25,000	25,000
Long-term debt and finance lease liabilities	255,438	254,764
Operating lease liabilities, long-term	191,226	—
Other long-term obligations	321,855	333,204
Total liabilities	2,466,702	2,347,366
Equity:
Total EMCOR Group, Inc. stockholders’ equity	1,810,766	1,740,545
Noncontrolling interests	856	896
Total equity	1,811,622	1,741,441
Total liabilities and equity	$4,278,324	$4,088,807

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Three Months Ended March 31, 2019 and 2018
(In thousands) (Unaudited)

	2019	2018
Cash flows - operating activities:
Net income including noncontrolling interests	$72,410	$55,374
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	10,585	9,711
Amortization of identifiable intangible assets	11,610	10,668
(Recovery of) provision for doubtful accounts	(673)	1,135
Deferred income taxes	2,496	2,944
Excess tax benefits from share-based compensation	(499)	(716)
Equity income from unconsolidated entities	(26)	(41)
Non-cash share-based compensation expense	3,557	3,268
Distributions from unconsolidated entities	80	1,585
Other reconciling items	413	379
Changes in operating assets and liabilities, excluding the effect of businesses acquired	(157,388)	(143,394)
Net cash used in operating activities	(57,435)	(59,087)
Cash flows - investing activities:
Payments for acquisitions of businesses, net of cash acquired	(31,124)	(2,689)
Proceeds from sale of property, plant and equipment	1,023	242
Purchase of property, plant and equipment	(13,113)	(6,588)
Investments in and advances to unconsolidated entities	(794)	(2,804)
Net cash used in investing activities	(44,008)	(11,839)
Cash flows - financing activities:
Repayments of long-term debt and debt issuance costs	(3,800)	(3,800)
Repayments of finance lease liabilities	(1,053)	(372)
Dividends paid to stockholders	(4,480)	(4,704)
Repurchase of common stock	—	(34,485)
Taxes paid related to net share settlements of equity awards	(3,735)	(3,267)
Issuance of common stock under employee stock purchase plan	1,323	1,337
Payments for contingent consideration arrangements	(23)	—
Distributions to noncontrolling interests	(40)	—
Net cash used in financing activities	(11,808)	(45,291)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,298	1,733
Decrease in cash, cash equivalents and restricted cash	(111,953)	(114,484)
Cash, cash equivalents and restricted cash at beginning of year	366,214	469,388
Cash, cash equivalents and restricted cash at end of period	$254,261	$354,904

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands) (Unaudited)

	For the three months ended March 31,
	2019	2018
Revenues from unrelated entities:
United States electrical construction and facilities services	$528,070	$454,752
United States mechanical construction and facilities services	752,409	684,750
United States building services	512,079	454,752
United States industrial services	258,645	199,244
Total United States operations	2,051,203	1,793,498
United Kingdom building services	107,525	106,890
Total worldwide operations	$2,158,728	$1,900,388

	For the three months ended March 31,
	2019	2018
Operating income (loss):
United States electrical construction and facilities services	$42,951	$35,851
United States mechanical construction and facilities services	40,985	39,620
United States building services	27,483	17,077
United States industrial services	9,636	3,441
Total United States operations	121,055	95,989
United Kingdom building services	4,141	3,770
Corporate administration	(22,611)	(21,665)
Restructuring expenses	(275)	(90)
Total worldwide operations	102,310	78,004
Other corporate items:
Net periodic pension (cost) income	406	737
Interest expense, net	(2,823)	(2,452)
Income from continuing operations before income taxes	$99,893	$76,289

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